Exhibit 99.(1)(e)

UBS PACE SELECT ADVISORS TRUST

CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED TRUST INSTRUMENT

I, Eric Sanders, Vice President and Assistant Secretary of UBS PACE Select Advisors Trust (the “Trust”), hereby certify that, at a duly convened meeting of the Board of Trustees (“Board”) of the Trust held on November 10-11, 2009, the Board duly and unanimously approved the following resolutions:

RESOLVED, that the name of the Fund be, and it hereby is, amended to remove “UBS”; and be it further

RESOLVED, that the costs associated with effecting the foregoing resolution, be, and it hereby is, allocated between the Fund and UBS Global AM and its affiliates in the manner discussed at this meeting; and be it further

RESOLVED, that the appropriate officers of the Fund be, and each of them hereby is, authorized and directed to take such further steps and to prepare, execute and file, as appropriate, such documents as he or she may deem to be necessary or desirable to implement the approvals set forth in the foregoing resolution, effective as of the time selected by such officers.

I further certify that, at a duly convened meeting of the Board of the Trust held on July 14-15, 2010, the Board duly and unanimously approved the following resolutions:

RESOLVED, that the name of the Fund be, and it hereby is, changed from “UBS PACE Global Fixed Income Investments” to “PACE International Fixed Income Investments”, effective as of the time designated in accordance with the following resolution; and be it further

RESOLVED, that the appropriate officers of the Fund be, and each of them hereby is, authorized and directed to take such further steps and to prepare, execute and file, as appropriate, such documents as he or she may deem to be necessary or desirable to implement the approvals set forth in the foregoing resolution, effective as of the time selected by such officers.

Accordingly, effective November 22, 2010 and pursuant to Section 8 of Article X of the Trust’s Amended and Restated Trust Instrument (the “Trust Instrument”), the Trust Instrument be, and hereby is, amended to (i) change the Trust’s name from UBS PACE Select Advisors Trust to “PACE® Select Advisors Trust”; and (ii) change the name of each series of the Trust, as indicated below:

Current name	New name
UBS PACE Money Market Investments	PACE® Money Market Investments
UBS PACE Government Securities Fixed Income Investments	PACE® Government Securities Fixed Income Investments
UBS PACE Intermediate Fixed Income Investments	PACE® Intermediate Fixed Income Investments
UBS PACE Strategic Fixed Income Investments	PACE® Strategic Fixed Income Investments
UBS PACE Municipal Fixed Income Investments	PACE® Municipal Fixed Income Investments

UBS PACE Global Fixed Income Investments	PACE® International Fixed Income Investments
UBS PACE High Yield Investments	PACE® High Yield Investments
UBS PACE Large Co Value Equity Investments	PACE® Large Co Value Equity Investments
UBS PACE Large Co Growth Equity Investments	PACE® Large Co Growth Equity Investments
UBS PACE Small/Medium Co Value Equity Investments	PACE® Small/Medium Co Value Equity Investments
UBS PACE Small/Medium Co Growth Equity Investments	PACE® Small/Medium Co Growth Equity Investments
UBS PACE International Equity Investments	PACE® International Equity Investments
UBS PACE International Emerging Markets Equity Investments	PACE® International Emerging Markets Equity Investments
UBS PACE Global Real Estate Securities Investments	PACE® Global Real Estate Securities Investments
UBS PACE Alternative Strategies Investments	PACE® Alternative Strategies Investments

IN WITNESS WHEREOF, I have signed this certificate as of the 17th day of November, 2010.

UBS PACE SELECT ADVISORS TRUST

	By:	/s/ Eric Sanders
	Name:	Eric Sanders
	Title:	Vice President and Assistant Secretary

New York, New York (ss)

Subscribed and sworn to before me
on this 17th day of November, 2010.

/s/ Cathleen Crandall
Notary Public